Exhibit 99.1

Motorola Solutions Reports Fourth-Quarter

and Full-Year 2013 Financial Results

•	Fourth-quarter sales up 3 percent from a year ago; flat for the full year

•	Fourth-quarter Government sales up 4 percent from a year ago; up 1 percent for the full year

•	Fourth-quarter GAAP earnings per share (EPS) from continuing operations* up 11 percent from a year ago; up 38 percent for the full year

•	Fourth-quarter Non-GAAP** EPS from continuing operations up 52 percent from a year ago; up 48 percent for the full year, including a one-time tax benefit of $1.25

•	Generated $741 million in operating cash flow during the quarter; $944 million for the full year

•	Repurchased $362 million of shares in the quarter; $1.7 billion for the full year

	Fourth Quarter			Full Year
	2013	2012	Change	2013	2012	Change
Total sales ($M)	$2,504	$2,441	3%	$8,696	$8,698	0%
GAAP operating earnings ($M)	$413	$423	-2%	$1,215	$1,256	-3%
Non-GAAP operating earnings ($M)	$519	$476	9%	$1,527	$1,503	2%
GAAP EPS from continuing operations	$1.31	$1.18	11%	$4.06	$2.95	38%
Non-GAAP EPS from continuing operations	$1.67	$1.10	52%	$4.73	$3.20	48%

Click here for printable press release and financial tables.

SCHAUMBURG, Ill. – Jan. 22, 2014 – Motorola Solutions, Inc. (NYSE: MSI) announced today its fourth-quarter and full-year 2013 results highlighted by fourth-quarter sales of $2.5 billion, up 3 percent from the fourth quarter of 2012, and full-year sales of $8.7 billion, flat compared with 2012. For the fourth quarter, Government sales were up 4 percent and Enterprise sales were up slightly.

“I’m pleased with the way we finished the year,” said Greg Brown, chairman and CEO of Motorola Solutions. “In Q4, we had revenue growth in both our Government and Enterprise businesses. We also had strong cash generation, expanded operating margin, grew backlog in both businesses, and continued to return capital to shareholders.”

The fourth quarter was led by strong growth in Government infrastructure and deployment services while Enterprise posted its second consecutive quarter of growth. Backlog ended the year at a record $6.2 billion, primarily driven by large multi-year projects in Government.

GAAP operating earnings in the fourth quarter of 2013 were $413 million or 16.5 percent of sales, compared to $423 million or 17.3 percent of sales in the fourth quarter of 2012. GAAP earnings per share from continuing operations were $1.31, compared to $1.18 in the fourth quarter of 2012. For the full year 2013, GAAP operating earnings were $1.2 billion or 14.0 percent of sales, compared to $1.3 billion or 14.4 percent of sales in 2012. GAAP earnings per share from continuing operations were $4.06, compared to $2.95 in 2012.

Non-GAAP operating earnings in the fourth quarter of 2013 were $519 million or 20.7 percent of sales, compared to $476 million or 19.5 percent of sales in the fourth quarter of 2012. Non-GAAP earnings per share from continuing operations were $1.67, compared to $1.10 in the fourth quarter of 2012. Non-GAAP financial information excludes after-tax charges of approximately $0.36 per diluted share related to stock-based compensation, intangible amortization and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release. For the full year 2013, Non-GAAP operating earnings were $1.5 billion or 17.6 percent of sales, compared to $1.5 billion or 17.3 percent of sales in 2012. Non-GAAP earnings per share from continuing operations were $4.73, compared to $3.20 in 2012. These GAAP and Non-GAAP earnings results include the favorable impact of $337 million or $1.25 per share of net tax benefits associated with the recognition of certain foreign tax credits as a result of our implementation of a holding company structure for certain non-U.S. subsidiaries.

During the fourth quarter of 2013, the company generated $741 million in operating cash flow from continuing operations. The company ended the year with total cash*** of $3.2 billion while returning $442 million to shareholders through share repurchases and cash dividends during the quarter. The company repurchased 5.6 million shares of stock during the quarter and 28.6 million shares for the full year.

Government segment sales were $1.8 billion, up 4 percent from the year-ago quarter. GAAP operating earnings were $332 million or 18.8 percent of sales compared to $346 million or 20.3 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $398 million or 22.5 percent of sales compared to $373 million or 21.8 percent of sales in the year-ago quarter.

For the full year 2013, Government segment sales were $6.0 billion, up 1 percent from 2012. GAAP operating earnings were $979 million or 16.2 percent of sales compared to $965 million or 16.1 percent of sales in 2012. Non-GAAP operating earnings were $1.2 billion or 19.4 percent of sales compared to $1.1 billion or 18.5 percent of sales in 2012.

Government highlights:

•	Secured multimillion-dollar contracts with U.S. customers such as the cities of Charlotte and Greensboro, N.C., and Grand Prairie, Texas; Los Angeles Department of Power and Water; the state of Ohio/Schools; San Bernardino County in California; Cobb County in Georgia; Hamilton County in Indiana; Harford and Prince George’s counties in Maryland; Camden County in New Jersey; Albany County in New York; Florence County in South Carolina; Milwaukee and Waukesha counties in Wisconsin; Tennessee Department of Safety; and the U.S. Navy

•	Secured multimillion-dollar contracts with international customers such as the Military Police of São Paulo State in Brazil; Royal Brunei Police Force; Shandong Police, Chongqing Metro, Qingdao Metro Police and Wahan/Fuzhou airports in China; Israel Fire Brigade; Bundang Metro in Korea; Latvian Ministry of Interior; Myanmar Police; Belle Grande Casino in the Philippines and Sentosa Development Corp. in Singapore

•	Acquired Twisted Pair Solutions to accelerate push-to-talk (PTT) over broadband inter-operability with our MOTOTRBO™ radio network; also announced new PTT application, Unified PTT, that extends the reach of ASTRO™ 25 networks by allowing users with smartphones to connect to Project 25 (P25) users and talkgroups

Enterprise segment sales were $736 million, up slightly compared to the year-ago quarter. GAAP operating earnings were $81 million or 11.0 percent of sales compared to $77 million or 10.5 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $121 million or 16.4 percent of sales compared to $103 million or 14.1 percent of sales in the year-ago quarter.

For the full year 2013, Enterprise segment sales were $2.7 billion, down 2 percent from 2012. GAAP operating earnings were $236 million or 8.9 percent of sales compared to $291 million or 10.7 percent of sales in 2012. Non-GAAP operating earnings were $358 million or 13.4 percent of sales compared to $395 million or 14.6 percent of sales in 2012.

Enterprise highlights:

•	Secured contracts with key customers such as retailers Walmart, David Jones in Australia, Yonghui Superstores in China and Jumbo Supermarkets in the Netherlands; as well as China Healthcare; Xcel Energy; and couriers TNT Express, Poste Italiane, Correos in Spain and APC Overnight in the U.K.

•	Launched TC55 touch computer, which combines the best features of a traditional enterprise-class mobile computer with the form factor and functionality of a smartphone running the Jelly Bean version of the Android operating system supported by new Extensions (Mx); also introduced MC55HC rugged mobile computer, MC75AO-HC rugged enterprise digital assistant and ET1 tablet customized for healthcare use, delivering one of the industry’s broadest healthcare portfolios of mobile computer products

•	Earned CRN’s Product of the Year and Most Innovative Products of the Year designations for SB1 Smart Badge, and received prestigious GOOD DESIGN™ awards for MC40, MC45 and VC70 and mobile computers

First-Quarter and Full-Year Outlook

Motorola Solutions’ outlook for the first quarter of 2014 is for revenue decline of 4 to 6 percent compared with the first quarter of 2013 and Non-GAAP earnings per share from continuing operations of $0.46 to $0.52 per share. For the full-year 2014, the company expects revenue growth of flat to 2 percent compared with 2013 and Non-GAAP operating earnings of approximately 18.5 percent of sales. This outlook excludes stock-based compensation, intangible amortization and charges associated with items typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
	2013	2012	2013	2012
Net sales ($M)	$2,504	$2,441	$8,696	$8,698
Gross margin ($M)	1,214	1,229	4,241	4,348
Operating earnings ($M)	413	423	1,215	1,256
Earnings from continuing operations ($M)	343	336	1,099	878
Net earnings ($M)	343	336	1,099	881
Diluted EPS from continuing operations	$1.31	$1.18	$4.06	$2.95
Weighted average diluted common shares outstanding	261.2	284.4	270.5	297.4

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the fourth quarter of 2013.

Fourth Quarter
(per diluted common share)	2013
GAAP Earnings per Common Share from Continuing Operations*	$1.31

Highlighted Items:
Reorganization of business charges	0.16
Tax expense related to Sigma termination	0.08

Total Highlighted Items	0.24

Stock-based compensation expense	0.10
Intangible assets amortization expense	0.02

Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.12

Total Non-GAAP Adjustments	0.36

Non-GAAP Earnings per Common Share	$1.67

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Standard Time (8 a.m. U.S. Eastern Standard Time) on Wednesday, Jan. 22. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included Non-GAAP measurements of results. We have provided these Non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The Non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of Non-GAAP measurements by using GAAP measures in conjunction with the Non-GAAP measurements. As a result, investors should consider these Non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its Non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its Non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the Non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the first quarter and full year of 2014, payment of a regular quarterly dividend and purchases of shares under the company’s share repurchase program. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 8 through 19 in Item 1A of Motorola Solutions, Inc.’s 2012 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, including sequestration in the United States, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the impact of foreign currency fluctuations on the company when competing for business in foreign markets; (6) the outcome of currently ongoing and future tax matters; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (8) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including Psion and those that may occur in the future; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (14) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of the percentage of cash and cash equivalents held outside of the United States; (17) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the impact of changes in governmental policies, laws or regulations; (20) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; and (21) the impact of our multi-year phased upgrade and consolidation of our enterprise resource planning systems into a single global platform. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Amounts attributable to Motorola Solutions, Inc. common shareholders
**	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items
***	Total cash = Cash and cash equivalents + Sigma Fund and short-term investments

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our newsroom or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Kurt Ebenhoch

Motorola Solutions

+1 847-576-1341

kurt.ebenhoch@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2014 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2013	December 31, 2012
Net sales from products	$1,776	$1,789
Net sales from services	728	652

Net sales	2,504	2,441
Costs of products sales	832	791
Costs of services sales	458	421

Costs of sales	1,290	1,212

Gross margin	1,214	1,229

Selling, general and administrative expenses	471	510
Research and development expenditures	272	290
Other charges	52	(4)
Intangibles amortization	6	10

Operating earnings	413	423

Other income (expense):
Interest expense, net:	(28)	(20)
Gains on sales of investments and businesses, net	3	—
Other	3	4

Total other expense	(22)	(16)

Earnings before income taxes	391	407
Income tax expense	48	71

Net earnings attributable to Motorola Solutions, Inc.	$343	$336
Earnings per common share
Basic	$1.33	$1.20
Diluted	1.31	1.18
Weighted average common shares outstanding
Basic	257.5	279.3
Diluted	261.2	284.4

	Percentage of Net Sales*
Net sales from products	70.9%	73.3%
Net sales from services	29.1%	26.7%

Net sales	100%	100%

Costs of products sales	46.8%	44.2%
Costs of services sales	62.9%	64.6%

Costs of sales	51.5%	49.7%
Gross margin	48.5%	50.3%

Selling, general and administrative expenses	18.8%	20.9%
Research and development expenditures	10.9%	11.9%
Other charges	2.1%	-0.2%
Intangibles amortization	0.2%	0.4%

Operating earnings	16.5%	17.3%

Other income (expense):
Interest expense, net:	-1.1%	-0.8%
Gains on sales of investments and businesses, net	0.1%	0.0%
Other	0.1%	0.2%

Total other expense	-0.9%	-0.7%

Earnings before income taxes	15.6%	16.7%
Income tax expense	1.9%	2.9%

Net earnings attributable to Motorola Solutions, Inc.	13.7%	13.8%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Years Ended
	December 31, 2013	December 31, 2012	December 31, 2011
Net sales from products	$6,118	$6,363	$6,068
Net sales from services	2,578	2,335	2,135

Net sales	8,696	8,698	8,203
Costs of products sales	2,852	2,844	2,723
Costs of services sales	1,603	1,506	1,334

Costs of sales	4,455	4,350	4,057

Gross margin	4,241	4,348	4,146

Selling, general and administrative expenses	1,838	1,963	1,912
Research and development expenditures	1,055	1,075	1,035
Other charges	107	25	141
Intangibles amortization	26	29	200

Operating earnings	1,215	1,256	858

Other income (expense):
Interest expense, net:	(113)	(66)	(74)
Gains on sales of investments and businesses, net	40	39	23
Other	3	(14)	(69)

Total other expense	(70)	(41)	(120)

Earnings from continuing operations before income taxes	1,145	1,215	738
Income tax expense (benefit)	40	337	(3)

Earnings from continuing operations	1,105	878	741
Earnings from discontinued operations, net of tax	—	3	411

Net earnings	1,105	881	1,152
Less: Earnings (loss) attributable to noncontrolling interests	6	—	(6)

Net earnings attributable to Motorola Solutions, Inc.	$1,099	$881	$1,158

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$1,099	$878	$747
Earnings from discontinued operations, net of tax	—	3	411

Net earnings attributable to Motorola Solutions, Inc.	$1,099	$881	$1,158

Earnings per common share
Basic:
Continuing operations	$4.13	$3.01	$2.24
Discontinued operations	—	—	1.23

	$4.13	$3.01	$3.47

Diluted:
Continuing operations	$4.06	$2.95	$2.20
Discontinued operations	—	0.01	1.21

	$4.06	$2.96	$3.41

Weighted average common shares outstanding
Basic	266.0	292.1	333.8
Diluted	270.5	297.4	339.7

	Percentage of Net Sales*
Net sales from products	70.4%	73.2%	74.0%
Net sales from services	29.6%	26.8%	26.0%

Net sales	100%	100%	100%

Costs of products sales	46.6%	44.7%	44.9%
Costs of services sales	62.2%	64.5%	62.5%

Costs of sales	51.2%	50.0%	49.5%
Gross margin	48.8%	50.0%	50.5%

Selling, general and administrative expenses	21.1%	22.6%	23.3%
Research and development expenditures	12.1%	12.4%	12.6%
Other charges	1.2%	0.3%	1.7%
Intangibles amortization	0.3%	0.3%	2.4%

Operating earnings	14.0%	14.4%	10.5%

Other income (expense):
Interest expense, net:	-1.3%	-0.8%	-0.9%
Gains on sales of investments and businesses, net	0.5%	0.4%	0.3%
Other	0.0%	-0.2%	-0.8%

Total other expense	-0.8%	-0.5%	-1.5%

Earnings from continuing operations before income taxes	13.2%	14.0%	9.0%
Income tax expense (benefit)	0.5%	3.9%	0.0%

Earnings from continuing operations	12.7%	10.1%	9.0%
Earnings from discontinued operations, net of tax	0.0%	0.0%	5.0%

Net earnings	12.7%	10.1%	14.0%
Less: Earnings (loss) attributable to noncontrolling interests	0.1%	0.0%	-0.1%

Net earnings attributable to Motorola Solutions, Inc.	12.6%	10.1%	14.1%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$3,225	$1,468
Sigma Fund and short-term investments	2	2,135
Accounts receivable, net	1,920	1,881
Inventories, net	522	513
Deferred income taxes	584	604
Other current assets	767	800

Total current assets	7,020	7,401

Property, plant and equipment, net	810	839
Investments	251	240
Deferred income taxes	2,076	2,416
Goodwill	1,509	1,510
Other assets	185	273

Total assets	$11,851	$12,679

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	814	705
Accrued liabilities	2,402	2,626

Total current liabilities	3,220	3,335

Long-term debt	2,457	1,859
Other liabilities	2,485	4,195
Total Motorola Solutions, Inc. stockholders’ equity	3,659	3,265
Noncontrolling interests	30	25

Total liabilities and stockholders’ equity	$11,851	$12,679

Total cash*	$3,227	$3,603
Net cash**	766	1,740

*	Total cash = Cash and cash equivalents + Sigma Fund and short-term investments
**	Net cash = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	December 31, 2013	December 31, 2012
Operating
Net earnings attributable to Motorola Solutions, Inc.	$343	$336
Adjustments to reconcile Earnings to Net cash provided by operating activities:
Depreciation and amortization	60	57
Non-cash other income	(3)	(1)
Share-based compensation expense	37	45
Gains on sales of investments and businesses, net	(3)	—
Deferred income taxes	11	39
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(95)	(108)
Inventories	—	48
Other current assets	28	29
Accounts payable and accrued liabilities	372	121
Other assets and liabilities	(9)	(2)

Net cash provided by operating activities	741	564

Investing
Acquisitions and investments, net	(38)	(170)
Proceeds from sales of investments and businesses, net	13	—
Capital expenditures	(66)	(47)
Proceeds from sales of property, plant and equipment	51	47
Proceeds from sales (purchases) of Sigma Fund and short-term investments, net	1,167	(375)

Net cash provided by (used for) investing activities	1,127	(545)

Financing
Repayment of debt	(1)	(1)
Issuance of common stock	56	54
Repurchase of common stock	(362)	(326)
Excess tax benefit from share-based compensation	5	3
Payments of dividends	(80)	(73)
Distributions from discontinued operations	—	—

Net cash used for financing activities	(382)	(343)

Effect of exchange rate changes on cash and cash equivalents	18	13

Net increase (decrease) in cash and cash equivalents	1,504	(311)
Cash and cash equivalents, beginning of period	1,721	1,779

Cash and cash equivalents, end of period	$3,225	$1,468

Financial Ratios:
Free cash flow*	$675	$517

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Years Ended
	December 31, 2013	December 31, 2012	December 31, 2011
Operating
Net earnings attributable to Motorola Solutions, Inc.	$1,099	$881	$1,158
Earnings (loss) attributable to noncontrolling interests	6	—	(6)

Net earnings	1,105	881	1,152
Earnings from discontinued operations, net of tax	—	3	411

Earnings from continuing operations, net of tax	1,105	878	741
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	228	208	366
Non-cash other charges (income)	(12)	11	34
Share-based compensation expense	153	184	168
Gains on sales of investments and businesses, net	(40)	(39)	(23)
Loss from the extinguishment of long term debt	—	6	81
Deferred income taxes	(231)	242	63
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(66)	81	(250)
Inventories	(10)	(3)	(14)
Other current assets	51	(118)	61
Accounts payable and accrued liabilities	(201)	(162)	(191)
Other assets and liabilities	(33)	(220)	(188)

Net cash provided by operating activities from continuing operations	944	1,068	848

Investing
Acquisitions and investments, net	(65)	(109)	(32)
Proceeds from (used for) sales of investments and businesses, net	67	(38)	1,124
Capital expenditures	(191)	(187)	(186)
Proceeds from sales of property, plant and equipment	66	56	6
Proceeds from sales of Sigma Fund and short-term investments, net	2,133	1,075	1,514

Net cash provided by investing activities from continuing operations	2,010	797	2,426

Financing
Repayment of debt	(4)	(413)	(1,219)
Net proceeds from issuance of debt	593	747	—
Issuance of common stock	165	133	192
Repurchase of common stock	(1,694)	(2,438)	(1,110)
Excess tax benefit from share-based compensation	25	20	42
Payments of dividends	(292)	(270)	(72)
Contributions to Motorola Mobility	—	(73)	(3,425)
Distributions from (to) discontinued operations	—	(11)	64

Net cash used for financing activities from continuing operations	(1,207)	(2,305)	(5,528)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	2	26
Net cash used for investing activities from discontinued operations	—	—	(8)
Net cash provided by (used for) financing activities from discontinued operations	—	11	(64)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(13)	46

Net cash provided by discontinued operations	—	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	10	27	(73)

Net increase (decrease) in cash and cash equivalents	1,757	(413)	(2,327)
Cash and cash equivalents, beginning of period	1,468	1,881	4,208

Cash and cash equivalents, end of period	$3,225	$1,468	$1,881

Financial Ratios:
Free cash flow*	$753	$881	$662

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales
	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2013	2012	% Change	2013	2012	% Change
Government	$1,768	$1,708	4%	$6,030	$5,989	1%
Enterprise	736	733	0%	2,666	2,709	-2%

Company Total	$2,504	$2,441	3%	$8,696	$8,698	0%

Operating Earnings

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2013	2012	% Change	2013	2012	% Change
Government	$332	$346	-4%	$979	$965	1%
Enterprise	81	77	5%	236	291	-19%

Company Total	$413	$423	-2%	$1,215	$1,256	-3%

Operating Earnings %

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2013	2012		2013	2012
Government	18.8%	20.3%		16.2%	16.1%
Enterprise	11.0%	10.5%		8.9%	10.7%
Company Total	16.5%	17.3%		14.0%	14.4%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2013
Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	$0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	45	14	31	0.11
Reorganization of business charges	Cost of sales and Other charges	11	3	8	0.03
Tax benefit for prior period R&D tax credit	Income tax expense	—	12	(12)	(0.04)
Reduction in deferred tax asset valuation allowance	Income tax expense	—	11	(11)	(0.04)
Reduction in deferred tax liability for undistributed earnings	Income tax expense	—	25	(25)	(0.09)

Total impact on Net earnings		$62	$67	$(5)	$(0.02)

Q2 2013
Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	$0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	34	10	24	0.09
Reorganization of business charges	Cost of sales and Other charges	28	6	22	0.08

Total impact on Net earnings		$68	$18	$50	$0.18

Q3 2013
Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$8	$2	$6	$0.02
Stock-based compensation expense	Cost of sales, SG&A and R&D	37	12	25	0.10
Reorganization of business charges	Cost of sales and Other charges	32	10	22	0.08
Gain on sale of investment	Gains on sales of investments	(23)	(8)	(15)	(0.06)
Result of tax rate change in foreign subsidiary	Income tax	—	(6)	6	0.02

Total impact on Net earnings		$54	$10	$44	$0.16

Q4 2013
Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.02
Stock-based compensation expense	Cost of sales, SG&A and R&D	37	11	26	0.10
Reorganization of business charges	Cost of sales and Other charges	63	21	42	0.16
Tax expense related to Sigma termination	Income tax (expense) benefit	—	(20)	20	0.08

Total impact on Net earnings		$106	$14	$92	$0.36

FY 2013
Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$26	$8	$18	0.06
Stock-based compensation expense	Cost of sales, SG&A and R&D	153	47	106	0.39
Reorganization of business charges	Cost of sales and Other charges	133	39	94	0.35
Gain on sale of investment	Gains on sales of investments	(23)	(8)	(15)	(0.06)
Tax expense related to Sigma termination	Income tax (expense) benefit	—	(20)	20	0.08
Result of tax rate change in foreign subsidiary	Income tax (expense) benefit	—	(6)	6	0.02
Reduction in deferred tax asset valuation allowance	Income tax (expense) benefit	—	11	(11)	(0.04)
Tax benefit for prior period R&D tax credit	Income tax (expense) benefit	—	12	(12)	(0.04)
Reduction in deferred tax liability for undistributed earnings	Income tax (expense) benefit	—	25	(25)	(0.09)

Total impact on Net earnings		$289	$108	$181	$0.67

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales
	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2013	2012	% Change	2013	2012	% Change
Government	$1,768	$1,708	4%	$6,030	$5,989	1%
Enterprise	736	733	0%	2,666	2,709	-2%

Company Total	$2,504	$2,441	3%	$8,696	$8,698	0%

Non-GAAP Operating Earnings

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2013	2012	% Change	2013	2012	% Change
Government	$398	$373	7%	$1,169	$1,108	6%
Enterprise	121	103	17%	358	395	-9%

Company Total	$519	$476	9%	$1,527	$1,503	2%

Non-GAAP Operating Earnings %

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2013	2012		2013	2012
Government	22.5%	21.8%		19.4%	18.5%
Enterprise	16.4%	14.1%		13.4%	14.6%
Company Total	20.7%	19.5%		17.6%	17.3%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2013

	TOTAL	Government	Enterprise
Net sales	$1,973	$1,346	$627
Operating earnings (“OE”)	$216	$180	$36

Above-OE non-GAAP adjustments:
Stock-based compensation expense	45	30	15
Reorganization of business charges	11	7	4
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	62	37	25

Operating earnings after non-GAAP adjustments	$278	$217	$61

Operating earnings as a percentage of net sales—GAAP	10.9%	13.4%	5.7%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	14.1%	16.1%	9.7%

Q2 2013

	TOTAL	Government	Enterprise
Net sales	$2,107	$1,451	$656
Operating earnings	$266	$215	$51

Above-OE non-GAAP adjustments:
Stock-based compensation expense	34	23	11
Reorganization of business charges	28	18	10
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	68	41	27

Operating earnings after non-GAAP adjustments	$334	$256	$78

Operating earnings as a percentage of net sales—GAAP	12.6%	14.8%	7.8%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	15.9%	17.6%	11.9%

Q3 2013

	TOTAL	Government	Enterprise
Net sales	$2,112	$1,465	$647
Operating earnings	$320	$252	$68

Above-OE non-GAAP adjustments:
Stock-based compensation expense	37	25	12
Reorganization of business charges	32	21	11
Intangibles amortization expense	8	1	7

Total above-OE non-GAAP adjustments	77	47	30

Operating earnings after non-GAAP adjustments	$397	$299	$98

Operating earnings as a percentage of net sales—GAAP	15.2%	17.2%	10.5%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	18.8%	20.4%	15.1%

Q4 2013

	TOTAL	Government	Enterprise
Net sales	$2,504	$1,768	$736
Operating earnings	$413	$332	$81

Above-OE non-GAAP adjustments:
Stock-based compensation expense	37	25	12
Reorganization of business charges	63	41	22
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	106	66	40

Operating earnings after non-GAAP adjustments	$519	$398	$121

Operating earnings as a percentage of net sales—GAAP	16.5%	18.8%	11.0%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	20.7%	22.5%	16.4%

FY 2013

	TOTAL	Government	Enterprise
Net sales	$8,696	$6,030	$2,666
Operating earnings	$1,215	$979	$236

Above-OE non-GAAP adjustments:
Stock-based compensation expense	153	103	50
Reorganization of business charges	133	86	47
Intangibles amortization expense	26	1	25

Total above-OE non-GAAP adjustments	312	190	122

Operating earnings after non-GAAP adjustments	$1,527	$1,169	$358

Operating earnings as a percentage of net sales—GAAP	14.0%	16.2%	8.9%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	17.6%	19.4%	13.4%